Exhibit 99.1

12600 Hill Country Blvd., Suite R-100, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES CONTINUES TO STRENGTHEN

BALANCE SHEET WITH $225 MILLION UNSECURED TERM LOAN

Austin, Texas, October 2, 2017 --- Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”) today announced the successful closing of a new $225 million unsecured term loan. The loan includes an accordion feature that, subject to certain conditions, allows the Company to request an increase in lender commitments up to an aggregate of $400 million.

“With the support of our bank group, we continue to assemble a strong balance sheet with enhanced flexibility and limited near-term debt maturities,” said Greg Dowell, Executive Vice President and Chief Financial Officer. “The closing of this term loan facility results in us having more than $400 million of liquidity to pursue future value creation opportunities.”

The unsecured term loan matures on November 25, 2022, carries an interest rate based on a pricing grid ranging from 145 basis points to 220 basis points plus LIBOR depending upon the Company’s leverage ratio, includes a delayed draw feature, and is prepayable without penalty at any time. At closing, the Company received an initial loan advance of $125 million and may draw the remaining $100 million at any time prior to September 20, 2018. Net proceeds from the initial loan advance were utilized to pay down outstanding advances under the Company’s unsecured revolving credit facility.

On October 2, 2017, the Company entered into two, $100 million interest rate swap agreements with an effective date of January 29, 2018, to partially fix the interest rate on its unsecured indebtedness. The swaps convert LIBOR from floating rate to an average fixed rate of 1.98% through January 31, 2023.

The loan was arranged by KeyBanc Capital Markets, Inc., Deutsche Bank Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arrangers. KeyBank National Association will serve as the Administrative Agent while Deutsche Bank AG New York Branch and Bank of America, N.A. will serve as Co-Syndication Agents. Branch Banking and Trust Company, Capital One, N.A., PNC Bank, National Association, Raymond James Bank, N.A., Regions Bank, Royal Bank of Canada, U.S. Bank National Association are participating lenders.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the upscale segment of the lodging industry. As of October 2, 2017, the Company’s portfolio consisted of 79 hotels with a total of 11,590 guestrooms located in 24 states.

For additional information, please visit the Company’s website, www.shpreit.com and follow the Company on Twitter at @SummitHotel_INN.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would,” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize embedded growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325